[AmeriSource Logo]                            [Bergen Brunswig Corporation Logo]

Contact: Michael N. Kilpatric                     Donna Dolan
         610-727-7118                             714-385-4226
         mkilpatric@amerisource.com               donna.dolan@bergenbrunswig.com
         --------------------------               ------------------------------



                      FEDERAL TRADE COMMISSION ENDS REVIEW
             OF THE PROPOSED AMERISOURCE AND BERGEN BRUNSWIG MERGER


         VALLEY FORGE, Pa., and Orange, Calif., Aug. 24, 2001 - AmeriSource Health Corporation (NYSE: AAS) and Bergen Brunswig Corporation (NYSE: BBC) today announced that the Federal Trade Commission has closed its investigation of the proposed AmeriSource and Bergen Brunswig merger.

         As are result, the FTC has terminated the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act, and the two companies are free to proceed with their combination.

         Each company has scheduled a special shareholders' meeting for approval of the merger for Wednesday, August 29, 2001. The transaction is expected to close by the end of August 2001.

         On March 19, 2001, AmeriSource and Bergen Brunswig announced that they had entered into a merger agreement to create a new company named
AmerisourceBergen Corporation.

         Under the terms of the agreement, each share of Bergen Brunswig common stock will be converted into 0.37 shares of AmerisourceBergen common stock and each share of AmeriSource common stock will be converted into one share of AmerisourceBergen common stock.

About AmeriSource
AmeriSource Health Corporation, with approximately $14 billion in annualized operating revenue, is a leading distributor of pharmaceutical and related healthcare products and services, and the industry's largest provider of pharmaceuticals to acute care/health systems customers.

Headquartered in Valley Forge, PA, the Company serves its base of about 15,000 customer accounts through a national network of 22 strategically located drug distribution facilities. For news and additional information about the Company, visit its web site at www.amerisource.com.

About Bergen Brunswig
Bergen Brunswig Corporation, headquartered in Orange County, California, is a leading supplier of pharmaceuticals and specialty healthcare products as well as information management solutions and consulting services. Bergen's customers include the nation's healthcare providers (hospitals, nursing homes, physicians), drug stores, manufacturers and patients.

Through its subsidiary companies, Bergen provides product distribution, logistics, pharmacy management programs, and Internet fulfillment strategies designed to reduce costs and improve patient outcomes across the entire healthcare spectrum. Bergen Brunswig press releases are available on the Company's web site at www.bergenbrunswig.com.

Forward-Looking Statements

The matters discussed in this press release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Exchange Act of 1934. Certain forward-looking statements can be identified by the use of forward-looking terminology such as `believes', expects', `may', `will', `could', `should', `seeks', `approximately', `intends', `plans', `estimates', or `anticipates', or the negative thereof or another comparable terminology, and statements addressing the timing, benefits and other aspects of the proposed merger. The following factors, among others could cause actual results to differ materially from those described in the forward-looking statements: inability to obtain or meet conditions imposed for government approvals for the transaction; failure of stockholders of AmeriSource and Bergen to approve the merger; the risk that the businesses of AmeriSource and Bergen will not be integrated successfully; failure to obtain and retain expected synergies; and other economic, business, competitive and/or regulatory factors affecting the business of AmeriSource and Bergen generally.

The inclusion of forward-looking statements in this press release by AmeriSource and Bergen should not be regarded as representations by the companies that the plans of AmeriSource and Bergen or AmerisourceBergen will be achieved.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. AmeriSource and Bergen assume no obligation to update the information contained in this press release.

Additional Information

In connection with their proposed merger, AmeriSource and Bergen Brunswig filed a joint proxy statement/prospectus with the Securities and Exchange Commission. Investors and Security Holders Are Advised to Read the Joint Proxy Statement/ Prospectus Because It Contains Important Information.

Investors and security holders may obtain a free copy of the joint proxy statement/prospectus and other documents filed by AmeriSource and Bergen Brunswig at the Securities and Exchange Commission's web site at www.sec.gov.

The joint proxy statement/prospectus and such other documents may also be obtained for free from AmeriSource or from Bergen Brunswig by directing such request to AmeriSource Health Corporation, General Counsel, 1300 Morris Drive, Suite 100, Chesterbrook, Pennsylvania 19087-5594, Telephone: (610) 727-7000; or to Bergen Brunswig Corporation, Attention: Corporate Secretary, 4000 Metropolitan Drive, Orange, California 92868-3510, Telephone: (714) 385-4000.

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